                                                                     EXHIBIT 16

                      [Letterhead of Arthur Andersen LLP]





December 21, 1998

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

We have read Item 4 included in the attached Form 8-K dated December 14, 1998 of Atlantic Premium Brands, Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP







cc:  Mr. Thomas M. Dalton, Chief Financial Officer and
        Senior Vice President, Atlantic Premium Brands, Ltd.